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Exhibit 3.1

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                              Lunn Industries, Inc.

         Lunn Industries, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

         1. The name of the corporation is Lunn Industries, Inc. . The date of filing of its original Certificate of Incorporation with the Secretary of State was March 25, 1987.

         2. This Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation of this corporation by: (1) deleting the present Article VII and to substitute a new Article VII in its place; (2) adding a new Article XIV; and (3) deleting the present Article IV and to substitute a new
            Article IV in its place;

         3. The text of the Certificate of Incorporation as amended or supplemented heretofore is further amended hereby to read as herein set forth in full:

RESTATED CERTIFICATE OF INCORPORATION
OF
LUNN INDUSTRIES, INC.

         I, the undersigned, for the purposes of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware, do execute this Certificate of Incorporation and do hereby certify as follows:

                                    ARTICLE I

     The name of the Corporation is Lunn Industries, Inc.

                                   ARTICLE II

     The registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, 19801, County of New Castle. The name of the Corporation's registered agent is The Corporation Trust Company.

                                   ARTICLE III

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

A.    Authorized Shares.


         The total number of shares of all classes of stock that the Corporation shall have the authority to issue is 31,000,0000 shares, of which 1,000,000 shares shall be Preferred Stock, having a par value of $0.01 per share ("Preferred Stock"), and 30,000,000 shall be Common Stock, having a par value of $0.01 per share

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("Common Stock"). The Board of Directors is expressly authorized to provide for the classification and reclassification of any unissued shares of Preferred Stock or Common Stock and issuance thereof in one or more classes or series without the approval of the stockholders of the Corporation.

B.   Common Stock.

     (1)      Relative Rights.

     The Common Stock shall be subject to all of the rights, privileges, preferences and priorities of the Preferred Stock as set forth in the certificate or certificates of designation filed to establish the respective series of Preferred Stock. Each share of Common Stock shall have the same relative rights as and be identical in all respects to all the other shares of Common Stock.

     (2)      Voting Rights.

     Each holder of shares of Common Stock shall be entitled to attend all special and annual meetings of the stockholders of the Corporation and, share for share and without regard to class, together with the holders of all other classes of stock entitled to attend such meetings and to vote (except any class or series of stock having special voting rights), to cast one vote for each outstanding share of Common Stock so held upon any matter or thing (including, without limitation, the election of one or more directors) properly considered and acted upon by the stockholders, except as otherwise provided in this Certificate of Incorporation or by applicable law.

     (3)      Dividends.

     Whenever there shall have been paid or declared and set aside for payment, to the holders of shares of any class of stock having preference over the Common Stock as to the payment of dividends, the full amount of dividends and of sinking fund or retirement payments, if any, to which such holders are respectively entitled in preference to the Common Stock, then the holders of record of the Common Stock and any class or series of stock entitled to participate therewith as to dividends, shall be entitled to receive dividends, when, as, and if declared by the Board of Directors, out of any assets legally available for the payment of dividends thereon.

     (4)      Dissolution, Liquidation, Winding Up.

     In the event of any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of record of the Common Stock then outstanding, and all holders of any class or series of stock entitled to participate therewith in whole or in part, as to distribution of assets, shall become entitled to participate in the distribution of any assets of the Corporation remaining after the Corporation shall have paid, or set aside for payment, to the holders of any class of stock having preference over the Common Stock in the event of dissolution, liquidation or winding up, the full preferential amounts (if any) to which they are entitled, and shall have paid or provided for payment of all debts and liabilities of the Corporation.

C.   Preferred Stock.

     (1)      Issuance, Designations, Powers, Etc.

     The Board of Directors expressly is authorized, subject to limitations prescribed by the Delaware General Corporation Law and the provisions of this Certificate of Incorporation, to provide, by resolution and by filing a certificate of designations pursuant to the Delaware General Corporation Law, for the issuance from time to time of the shares of Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and other rights of the shares of each such series and to fix the qualifications, limitations and restrictions thereon, including, but without limiting the generality of the foregoing, the following:

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              (a) the number of shares constituting that series and the
distinctive designation of that series;

              (b) the dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

              (c) whether that series shall have voting rights, in addition to voting rights provided by law, and, if so, the terms of such voting rights;

              (d) whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provisions for adjustment of the conversion rate in such events as the Board of Directors shall determine;

              (e) whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

              (f) whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

              (g) the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and


              (h) any other relative powers, preferences and rights of that series, and qualifications, limitations or restrictions on that series.

     (2)      Dissolution, Liquidation, Winding Up.

     In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Preferred Stock of each series shall be entitled to receive only such amount or amounts as shall have been fixed by the certificate of designations or by the resolution or resolutions of the Board of Directors providing for the issuance of such series.

                                    ARTICLE V

     The name and mailing address of the Incorporator is Stuart Stein, Esq., Squadron, Ellenoff, Plesent & Lehrer, 551 Fifth Avenue, New York, NY, 10017.

                                   ARTICLE VI

     The powers of the Incorporator shall terminate upon the filing of this Certificate of Incorporation. The name and mailing address of the person who is to serve as the sole director of the Corporation until the first annual meeting of the stockholders of the Corporation, or until his successor is elected and qualified, is Theodore Ellenoff, Esq., Squadron, Ellenoff, Plesent & Lehrer, 551 Fifth Avenue, New York, NY, 10017.

                                   ARTICLE VII

A.   Classification.

     Except as may be provided in a certificate of designations relating to the rights of the holders of any class

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or series of Preferred Stock, voting separately by class or series, to elect additional directors under specified circumstances, the number of directors of the Corporation shall be as fixed from time to time by or pursuant to the By-laws of the Corporation. The directors, other than those who may be elected by the holders of any class or series of Preferred Stock voting separately by class or series, shall be classified, with respect to the time for which they severally hold office, into three classes, Class I, Class II and Class III, which shall be as nearly equal in number as possible. Each initial director in Class I shall hold office for a term expiring at the 1997 annual meeting of stockholders, each initial director in Class II shall hold office initially for a term expiring at the 1998 annual meeting of stockholders, and each initial director in Class III shall hold office for a term expiring at the 1999 annual meeting of stockholders. Notwithstanding the foregoing provisions of Section A, each director shall serve until such director's successor is duly elected and qualified or until such director's earlier death, resignation or removal. At each annual meeting of stockholders, the successors to the class of directors whose term expires at the meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election but in any event until any such director's successor has been duly elected and qualified or until any such director's earlier death, resignation or removal.

B.   Removal.

     (1) Except as may be provided in a certificate of designations relating to the rights of the holders of any class or series of Preferred Stock, voting separately by class or series, to elect directors under specified circumstances, any director or directors may be removed from office at any time, but only for cause (as defined in Section B(2) hereof) and only by the affirmative vote, at an annual meeting of the stockholders or a special meeting of the stockholders called for such a purpose, of not less than two thirds of the total number of votes of the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, and, in the case of a removal proposed at a special meeting, only if notice of the proposal was contained in the notice of the meeting. The person proposing the removal of a director shall provide written notice to the director of the proposal and of the facts alleged to constitute cause for the removal. In the event that the shareholders are provided with at least 40 days' notice of the meeting, the written notice to the director shall be delivered at least 30 days before the meeting. In the event that the shareholders are provided with less than 40 days' notice of the meeting, the written notice to the director shall be delivered no later than 10 days after the shareholders are provided with written notice of the meeting. Any vacancy in the Board of Directors resulting from any such removal or otherwise shall be filled only by vote of a majority of the directors then in office, although less than a quorum, and any director so chosen shall hold office until the next election of the class for which such director shall have been chosen and until such director's successor shall be elected and qualified or until such director's earlier death, resignation or removal.

     (2) For purposes of this Section B(2), "cause" shall mean (i) conduct as a director of the Corporation or any subsidiary involving dishonesty of a material nature; (ii) willful conduct by the director that is demonstrably and materially injurious to the Corporation, monetarily or otherwise; or (iii) conduct by the director that results in a felony conviction, including a conviction resulting from a plea of nolo contendere. No act, or failure to act, on the director's part shall be deemed "willful" unless done, or omitted to be done, by the director not in good faith and without reasonable belief that the director's action or omission was in the best interest of the Corporation.

C.   Change of Authorized Number.

     In the event of any increase or decrease in the authorized number of directors, the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to maintain such classes as nearly equal as possible. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

                                  ARTICLE VIII

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     Unless and except to the extent that the By-laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

                                   ARTICLE IX

     In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized and empowered to make, alter and repeal the By-laws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any By-law made by the Board of Directors. In order for the stockholders of the Corporation to exercise their power to alter or repeal any Bylaw made by the Board of Directors, the action must be approved by the holders of at least two thirds of the issued and outstanding shares of the Corporation's common stock.

                                    ARTICLE X

     A director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended.

     Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

                                   ARTICLE XI

     The Corporation shall indemnify to the full extent permitted by law (such as it presently exists or may hereafter be amended) any person made, or threatened to be made, a defendant or witness to any action, suit or proceeding, (whether civil, criminal, administrative or investigative) by reason of the fact that he is or was a director or officer of the Corporation or by reason of the fact that such director or officer, at the request of the Corporation, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity.

     Any repeal or modification of the foregoing paragraph shall not adversely affect any right to indemnification provided hereunder with respect to any act or omission occurring prior to such repeal or modification.

                                   ARTICLE XII

     The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this article.


                                  ARTICLE XIII

     Subject to any affirmative vote required by law, the affirmative vote of not less than eighty percent of the Voting Stock (as hereinafter defined) shall be required for the adoption or authorization of a Business Combination (as hereinafter defined), unless:

     (1) Two-thirds of the Disinterested Directors (as hereinafter defined) determine that:

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              (i) The Interested Stockholder (as hereinafter defined), is the beneficial owner (as hereinafter defined) of not less than eighty percent of the Voting Stock and has declared its intention to vote in favor of or approve such Business Combination; or

              (ii) (A) The fair market value of the consideration per share to be received or retained by the holders of each class or series of stock of the Corporation in the Business Combination is equal to the highest price per share (including brokerage commissions, transfer taxes and soliciting dealer's fees) paid by such Interested Stockholder for any shares of such class of stock previously within the two year period prior to the Business Combination, whether before or after the Interested Stockholder became an Interested Stockholder; and
(B) the Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise; or

     (2) The Business Combination has been approved by two-thirds of the Disinterested Directors.

     In the event any vote of holders of Voting Stock is required for the adoption or approval of any Business Combination, a proxy or information statement describing the Business Combination and complying with the requirements of the 1934 Act (as hereinafter defined) shall be mailed at a date determined by the Disinterested Directors to all stockholders of the Corporation whether or not such statement is required under the 1934 Act. The statement shall contain any recommendations as to the advisability (or inadvisability) of the Business Combination which the Disinterested Directors, or any of them, may choose to state and, if deemed advisable by the Disinterested Directors, an opinion of a reputable national investment banking firm as to the fairness of the terms of such Business Combination. Such firm shall be selected by two-thirds of the Disinterested Directors and paid a reasonable fee for its services by the Corporation as approved by the Disinterested Directors.

     For purposes of this Article:

              (i) "Affiliate" and "beneficial owner" are used herein as defined in Rule 12b-2 and Rule 13d-3, respectively, under the Securities Exchange Act of 1934, as amended, as in effect on March 16, 1987 ("1934 Act"). The term "Affiliate" as used herein shall exclude the Corporation, but shall include the definition of "Associate" as contained in said Rule 12b-2.

              (ii) An "Interested Stockholder" is a Person (as hereinafter defined) other than the Corporation or any subsidiary who is (A) the beneficial owner, directly or indirectly, of ten percent or more of the capital stock of the Corporation entitled to vote generally for the election of directors ("Voting Stock"), or (B) an Affiliate of the Corporation and either (1) at any time within a two-year period prior to the record date to vote on a Business Combination was the beneficial owner, directly or indirectly of ten percent or more of the Voting Stock, or (2) at the completion of the Business Combination will be the beneficial owner of ten percent or more of the Voting Stock.

              (iii) A "Person" is a natural person or a legal entity of any kind, together with an Affiliate of such person or entity, or any person or entity with whom such person, entity or an Affiliate has any agreement or understanding relating to acquiring, voting, or holding Voting Stock.

              (iv) A "Disinterested Director" is a member of the Board of Directors of the Corporation (other than the Interested Stockholder) who was a director prior to the time the Interested Stockholder became an Interested Stockholder, or any director who was recommended for election by the Disinterested Directors. Any action to be taken by the Disinterested Directors shall require the affirmative vote of at least two-thirds of the Disinterested Directors.

              (v) A "Business Combination" is (A) a merger or consolidation of the Corporation or

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any of its subsidiaries with or into an Interested Stockholder; (B) the sale, lease, exchange, pledge, transfer or other disposition (1) by the Corporation or any of its subsidiaries of all or a Substantial Part of the Corporation's Assets to an Interested Stockholder, or (2) by an Interested Stockholder of any of its assets, except in the ordinary course of business, to the Corporation or any of its subsidiaries; (C) the issuance of stock or other securities of the Corporation or any of its subsidiaries to an Interested Stockholder, other than on a pro rata basis to all holders of Voting Stock of the same class held by the Interested Stockholder pursuant to a stock split, stock dividend or distribution of warrants or rights; (D) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder; (E) any reclassification of securities, recapitalization, merger or consolidation or other transaction which has the effect, directly or indirectly, of increasing the proportionate share of any Voting Stock beneficially owned by an Interested Stockholder; or (F) any agreement, contract or other arrangement providing for any of the foregoing transactions.

              (vi) A "Substantial Part of the Corporation's Assets" shall mean assets of the Corporation or any of its subsidiaries in an amount equal to 50 percent or more of the fair market value, as determined by the Disinterested Directors, of the total consolidated assets of the Corporation and its subsidiaries taken as a whole as of the end of its most recent fiscal year ended prior to the time the determination is made.


                                   ARTICLE XIV

     Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders, and may not be effected by any consent in writing by such stockholder, unless such consent is unanimous.

     IN WITNESS WHEREOF, I, the undersigned, being the Incorporator hereinabove named, do hereby further certify that the facts hereinabove stated are truly set forth, and accordingly I have hereunto set my hand this 17th day of March, 1987.

     4. This Restated Certificate of Incorporation was duly adopted by vote of the stockholders in accordance with Section 242 and 245 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said Lunn Industries, Inc. has caused this Certificate to be signed by Lawrence Schwartz, its Vice President and Secretary, this Twenty-Fifth day of October, 1996.

                                                 Lunn Industries, Inc.

                                                 By: /s/Lawrence Schwartz
                                                 Vice President and Secretary

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